Exhibit 99.1

Hatteras Financial Corp. Announces First Quarter 2013 Financial Results

WINSTON-SALEM, N.C.--(BUSINESS WIRE)--April 23, 2013--Hatteras Financial Corp. (NYSE: HTS) (“Hatteras” or the “Company”) today announced financial results for the quarter ended March 31, 2013.

First Quarter 2013 Highlights

  Generated net income of $0.62 per weighted average share
  Declared a $0.70 per share dividend
  Quarter end book value of $28.18 per share
  Realized average net interest spread of 1.11%
  Weighted average constant prepayment rate (“CPR”) of 19.0
  Annualized total expense ratio of 0.88% of average shareholders’ equity

First Quarter 2013 Results

During the quarter ended March 31, 2013, the Company earned net income available to common shareholders of $61.8 million, or $0.62 per diluted common share, compared to net income of $101.3 million, or $1.02 per diluted common share, during the quarter ended December 31, 2012. Net interest income for the quarter ended March 31, 2013 was $71.5 million, compared to $74.7 million for the quarter ended December 31, 2012 reflecting less average earning assets than the prior quarter. The Company’s average earning assets decreased to $24.1 billion for the first quarter of 2013 from $25.8 billion in the fourth quarter of 2012. The Company’s net interest margin increased to 1.11% for the first quarter of 2013 from 1.08% in the fourth quarter of 2012. The Company’s cost of funds (including hedges) was 0.95% compared to 0.96% in the fourth quarter of 2012. The Company’s average repurchase agreement (repo) rate for the first quarter of 2013 was 0.39%, down from 0.47% in the fourth quarter of 2012. The weighted average interest rate on the Company’s interest rate swaps declined from 1.47% in the fourth quarter of 2012 to 1.43% in the first quarter of 2013. Operating expenses decreased to $6.7 million from the prior quarter amount of $7.1 million. Total annualized expenses were 0.88% of average shareholders’ equity for the quarter ended March 31, 2013, slightly below the previous quarter at 0.89%.

“We are pleased with the company’s results,” said Michael R. Hough, the Company’s Chief Executive Officer “and are satisfied with the portfolio moves made in the fourth quarter and any impact it may have in the near term.”

“We became a public company five years ago this month and have always applied a long-term approach in order to have a consistent and sustainable business. The ARM portfolio we have in place represents five years of focus on this plan. We are confident that the balance sheet we’ve built puts us in a strong position to continue to produce attractive returns for our investors.”

Dividend

The Company declared a dividend of $0.70 per share of common stock with respect to the quarter ended March 31, 2013 which was the same as the dividend declared for the quarter ended December 31, 2012. Using the closing share price of $27.43 on March 28, 2013, the first quarter dividend equates to an annualized dividend yield of 10.2%.

The Company declared a dividend of $0.4765625 per share of the Company's 7.625% Series A Cumulative Redeemable Preferred Stock (the "Series A Preferred Stock") with respect to the quarter ended March 31, 2013.

Portfolio

The Company’s weighted average earning assets, consisting of residential mortgage securities issued by Fannie Mae and Freddie Mac (“agency securities”), was $24.1 billion for the quarter ended March 31, 2013, compared to $25.8 billion for the previous quarter. The portfolio’s weighted average coupon was 2.86% during the first quarter of 2013, compared to 2.90% during the fourth quarter of 2012, reflecting lower rates on new security purchases. The annualized yield on average assets was 2.06% for the first quarter of 2013, compared to 2.04% for the fourth quarter of 2012.

At March 31, 2013, the Company’s portfolio of agency securities consisted of 89.6% of adjustable-rate agency securities and 10.4% of 15-year fixed-rate agency securities. The Company’s adjustable-rate agency securities portfolio at March 31, 2013 is summarized below.

				Weighted Avg.
(dollars in thousands)	% of ARM	Current	Weighted Avg.	Amortized		Weighted Avg.
Months to Reset	Portfolio	Face value	Coupon	Purchase Price	Amortized Cost	Market Price	Market Value
0-12	3.8%	$799,726	3.37%	$101.26	$809,779	$106.84	$854,459
13-24	5.8%	1,232,202	4.00%	$102.19	$1,259,209	$106.18	$1,308,304
25-36	11.9%	2,550,485	3.27%	$102.35	$2,610,534	$105.34	$2,686,575
37-48	12.5%	2,682,662	2.87%	$102.56	$2,751,344	$104.92	$2,814,598
49-60	15.1%	3,243,658	2.93%	$102.63	$3,329,016	$105.13	$3,410,205
61-72	12.9%	2,756,031	3.02%	$102.96	$2,837,517	$105.31	$2,902,504
73-84	34.6%	7,463,299	2.34%	$103.37	$7,715,011	$104.47	$7,796,915
85-96	0.6%	134,473	2.94%	$103.30	$138,912	$105.03	$141,231
97-108	-	-	-	-	-	-	-
109-120	2.8%	609,266	2.80%	$103.52	$630,742	$104.85	$638,788
Total ARMS	100.0%	$21,471,802	2.84%	$102.84	$22,082,064	$105.04	$22,553,579

The Company’s fixed-rate agency securities portfolio at March 31, 2013 is summarized below.

			Weighted Avg.
(dollars in thousands)	Current	Weighted Avg.	Amortized		Weighted Avg.
	Face value	Coupon	Purchase Price	Amortized Cost	Market Price	Market Value
Total Fixed-Rate	$2,505,855	2.57%	$103.73	$2,599,341	$104.12	$2,609,151

During the first quarter of 2013, the expense of amortizing the premium on the Company’s securities was $43.2 million, compared to $50.1 million during the fourth quarter of 2012. The weighted average principal repayment rate (scheduled and unscheduled principal payments as a percentage of the weighted-average portfolio, on an annual basis) during the first quarter of 2013 was 26.0%, compared to 26.6% during the fourth quarter of 2012. The Company’s weighted average one-month CPR for the quarter ended March 31, 2013 was 19.0 annualized, as compared to 19.8 for the quarter ended December 31, 2012. CPR measures the unscheduled repayment rate as a percentage of principal on an annualized basis.

Portfolio Financing and Leverage

At March 31, 2013, the Company financed its portfolio with approximately $22.6 billion of borrowings under repurchase agreements bearing fixed interest rates until maturity. The Company’s repurchase debt-to-shareholders’ equity ratio at March 31, 2013, was the same as the prior quarter at 7.4 to 1. At March 31, 2013, the Company’s repurchase agreements had a weighted average remaining term of approximately 26 days.

The Company uses interest rate swap agreements to synthetically extend the fixed interest period of these liabilities and hedge against the interest rate risk associated with financing the Company’s portfolio. As of March 31, 2013, the Company had entered into interest rate swaps with a notional amount of $11.1 billion. The swap agreements, which are indexed to 30-day LIBOR, have an average remaining term of 30 months at an average fixed rate of 1.43%. Of this total, $8.9 billion were in effect as of March 31, 2013 with the remaining $2.2 billion becoming effective over the next 15 months.

Book Value

The Company’s book value (shareholders’ equity less preferred stock liquidation preference) per common share on March 31, 2013 was $28.18 which was stable from the per share book value of $28.19 on December 31, 2012. On a per share basis, book value at March 31, 2013 consisted of $25.15 of common equity, $0.30 of retained earnings, $4.94 of unrealized gains on agency securities, and offset by $2.21 of unrealized losses on interest rate swaps.

Conference Call

The Company will host a conference call at 10:00 a.m. EDT on Wednesday April 24, 2013, to discuss financial results for the first quarter ended March 31, 2013. To participate in the event by telephone, please dial (877) 317-6016 five to 10 minutes prior to the start time (to allow time for registration) and ask to join the “Hatteras Financial” conference call. International callers should dial (412) 317-6016. Canada callers should dial (866) 669-9657. A digital replay of the call will be available on Wednesday, April 24, 2013 at approximately 12:00 noon ET through Thursday, May 2, 2013 at 9:00 a.m. ET. Dial (877) 344-7529 and enter the conference ID number 10028157. International callers should dial (412) 317-0088 and enter the same conference ID number. The conference call will also be webcast live over the Internet and can be accessed at Hatteras' web site at www.hatfin.com. To monitor the live webcast, please visit the web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. An audio replay of the event will be archived on Hatteras' web site.

About Hatteras Financial Corp.

Hatteras Financial is a real estate investment trust formed in 2007 to invest in single-family residential mortgage pass-through securities guaranteed or issued by U.S. Government agencies or U.S. Government-sponsored entities, such as Fannie Mae, Freddie Mac or Ginnie Mae. Based in Winston-Salem, N.C., Hatteras is managed and advised by Atlantic Capital Advisors LLC. Hatteras is a component of the Russell 1000® index.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "believe,"”will,” "expect," "intend," "anticipate," "estimate,"”should,” "project" or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Forward-looking statements in this press release include, among others, statements about the Company’s portfolio of agency securities and long-term return profile. Factors that may cause actual results to differ materially from current expectations include the risk factors discussed in the Company’s Annual Report on Form 10-Kfor the year ended December 31, 2012, as updated by the Company’s Quarterly Reports on Form 10-Q. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Table 1

Hatteras Financial Corp.

Consolidated Balance Sheets

(Dollars in thousands, except share amounts)	(Unaudited)
	March 31, 2013	December 31, 2012
Assets

Mortgage-backed securities, at fair value
(including pledged assets of $23,683,027 and $22,591,973 at March 31, 2013	$25,162,730	$23,919,251
and December 31, 2012, respectively)
Cash and cash equivalents	315,253	168,424
Restricted cash	239,417	281,021
Unsettled purchased mortgage-backed securities, at fair value	113,171	138,338
Receivable for securities sold	-	1,587,535
Accrued interest receivable	74,691	77,113
Principal payments receivable	151,200	190,832
Debt security, held to maturity, at cost	15,000	15,000
Other assets	27,399	26,604
Total assets	$26,098,861	$26,404,118

Liabilities and shareholders’ equity
Repurchase agreements	$22,586,932	$22,866,429
Payable for unsettled securities	138,688	137,121
Accrued interest payable	5,040	7,592
Interest rate hedge liability	220,040	243,945
Dividend payable	73,809	73,804
Accounts payable and other liabilities	2,087	2,363
Total liabilities	$23,026,596	$23,331,254

Shareholders’ equity:
7.625% Series A Cumulative Redeemable Preferred stock, $.001 par value, 25,000,000
shares authorized, 11,500,000 issued and outstanding ($287,500 aggregate liquidation preference)	278,252	278,252
Common stock, $.001 par value, 200,000,000 shares authorized,
98,830,054 and 98,822,654 shares issued and outstanding at
March 31, 2013 and December 31, 2012, respectively	99	99
Additional paid-in capital	2,494,932	2,494,303
Retained earnings (accumulated deficit)	29,934	37,356
Accumulated other comprehensive income	269,048	262,854
Total shareholders’ equity	3,072,265	3,072,864
Total liabilities and shareholders’ equity	$26,098,861	$26,404,118

Table 2

Hatteras Financial Corp.
Consolidated Statements of Income
(Unaudited)

(Dollars in thousands, except per share amounts)	Three months	Three months
	Ended	Ended
	March 31, 2013	March 31, 2012

Interest income:
Interest income on mortgage-backed securities	$124,241	$112,759
Interest income on short-term cash investments	442	333
Total interest income	124,683	113,092

Interest expense	53,277	41,109

Net interest income	71,406	71,983

Operating expenses:
Management fee	4,720	3,842
Share based compensation	629	429
General and administrative	1,369	913
Total operating expenses	6,718	5,184

Other income:
Net gain on sale of mortgage-backed securities	2,500	2,505
Net gain on futures contracts	51	-
Total other income	2,551	2,505

Net income	67,239	69,304
Dividends on preferred stock	5,480	0
Net income available to common shareholders	$61,759	$69,304

Earnings per share - common stock, basic	$0.62	$0.89

Earnings per share - common stock, diluted	$0.62	$0.89

Dividends per share of common stock	$0.70	$0.90

Weighted average common shares outstanding, basic	98,827,587	77,610,117

Weighted average common shares outstanding, diluted	98,827,587	77,610,117

Table 3

Hatteras Financial Corp
Consolidated Statements of Comprehensive Income
(Unaudited)

(Dollars in thousands)

	For the three	For the three
	months ended	months ended
	March 31, 2013	March 31, 2012
Net income	$67,239	$69,304

Other comprehensive income:

Net unrealized (losses) gains on securities available for sale	(18,852)	24,830
Net unrealized gains on interest rate hedges	25,046	2,255
Other comprehensive income	6,194	27,085

Comprehensive income	$73,433	$96,389

Table 4

Key Statistics
(Amounts are unaudited and subject to change)

(in thousands, except per share amounts)
	Three months ended (unaudited)

	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012

Statement of Income Data
Interest income	$124,683	$131,728	$132,327	$129,161	$113,092
Interest Expense	(53,277)	(57,019)	(52,767)	(46,169)	(41,109)
Net Interest Income	71,406	74,709	79,560	82,992	71,983

Gain on sale of mortgage-backed securities	2,500	39,103	10,534	12,205	2,505
Net gain on futures contracts	51	–	–	–	–

Operating Expenses	(6,718)	(7,065)	(6,044)	(6,053)	(5,184)

Net income	67,239	106,747	84,050	89,144	69,304
Dividends on preferred stock	(5,480)	(5,481)	(2,070)	–	–
Net income available to common shareholders	$61,759	$101,266	$81,980	$89,144	$69,304

Earnings per share - common stock, basic	$0.62	$1.02	$0.83	$0.91	$0.89

Earnings per share - common stock, diluted	$0.62	$1.02	$0.83	$0.91	$0.89

Weighted average shares outstanding	98,828	98,812	98,234	97,969	77,610

Distributions per common share	$0.70	$0.70	$0.80	$0.90	$0.90

Key Portfolio Statistics
Average MBS	$24,126,341	$25,783,448	$24,414,506	$21,149,623	$17,259,040
Average Repurchase Agreements	$22,342,818	$23,692,240	$22,541,260	$19,599,942	$15,981,764
Average Equity	$3,066,197	$3,158,139	$2,889,126	$2,762,948	$2,113,079
Average Portfolio Yield	2.06%	2.04%	2.16%	2.43%	2.61%
Average Cost of Funds	0.95%	0.96%	0.94%	0.94%	1.03%
Interest Rate Spread	1.11%	1.08%	1.22%	1.49%	1.58%
Return on Average Common Equity	8.86%	14.07%	11.78%	12.91%	13.12%
Average Annual Portfolio Repayment Rate	26.01%	26.55%	27.61%	25.42%	25.67%
Debt to Equity (at period end)	7.4:1	7.4:1	7.3:1	7.5:1	6.2:1
Debt to Capital (at period end)	8.1:1	8.2:1	8.5:1	8.1:1	6.7:1
Note: The average data presented above are computed from the Company’s books and records, using daily weighted values. All percentages are annualized.

Table 5
Mortgage-backed Securities Portfolio as of March 31, 2013
(Amounts are unaudited and subject to change)

(dollars in thousands)	Agency
	Securities	Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
	Cost	Loss	Gain	Fair Value	% of Total
Agency Securities
Fannie Mae Certificates
ARMS	$13,895,410	$(83)	$325,422	$14,220,749	56.5%
Fixed Rate	1,727,620	(1,457)	5,153	1,731,316	6.9%
Total Fannie Mae	15,623,030	(1,540)	330,575	15,952,065

Freddie Mac Certificates
ARMS	8,186,654	(20)	146,196	8,332,830	33.1%
Fixed Rate	871,722	(8)	6,121	877,835	3.5%
Total Freddie Mac	9,058,376	(28)	152,317	$9,210,665

Total Agency Securities	$24,681,406	$(1,568)	$482,892	$25,162,730

Table 6

Repo Borrowings March 31, 2013
(Amounts are unaudited and subject to change)

(dollars in thousands)	March 31, 2013

		Weighted Average
	Balance	Contractual Rate
Within 30 days	$19,788,340	0.40%
30 days to 3 months	2,798,592	0.37%
3 months to 36 months	-	-
	$22,586,932	0.39%

Table 7

Hatteras Swap Portfolio as of March 31, 2013
(Amounts are unaudited and subject to change)

(dollars in thousands)

		Remaining	Weighted Average
	Notional	Term	Fixed Interest
Maturity	Amount	in Months	Rate in Contract

12 months or less	$1,000,000	7	1.80%
Over 12 months to 24 months	3,000,000	20	1.84%
Over 24 months to 36 months	3,300,000	29	1.53%
Over 36 months to 48 months	2,400,000	42	0.95%
Over 48 months to 60 months	1,400,000	52	0.86%

Total	$11,100,000	30	1.43%

(dollars in thousands)

Forward Starting Swaps
included above		Average	Weighted Average
	Notional	Term	Fixed Interest
Cash flow beginning in	Amount	in Months	Rate in Contract

12 months or less	$1,800,000	44	0.94%
Over 12 months to 24 months	400,000	53	0.89%

Total	$2,200,000	45	0.93%

CONTACT:
Hatteras Financial Corp.
Kenneth A. Steele, 336-760-9331
Chief Financial Officer
or
CCG Investor Relations
Mark Collinson, 310-954-1343
Partner
www.ccgir.com